FIRST ALBANY COMPANIES INC.
                                     (Exhibit 11)
                           COMPUTATION OF PER SHARE EARNINGS




                                                         Three Months Ended
                                                     December 31,   December 31,
(In thousands of dollars, except per share amounts)      1995           1994
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Primary:
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 Net Income                                             $1,553        $  843
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 Weighted average number of shares
 outstanding during the period**                         4,528         4,442

Incremental shares under stock options
computed under the treasury stock
method using the average market price
of the issuer's stock during the period                    313           202
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Weighted average shares and common
 equivalent shares outstanding                           4,841         4,644
================================================================================
Net income per share                                    $ 0.32        $ 0.18
================================================================================

Fully Diluted:
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 Net Income                                             $1,553        $  843
================================================================================
 Weighted average number of shares
 outstanding during the period**                         4,528         4,442

Incremental shares under stock options
computed under the treasury stock method
using the higher of the average or ending
market price of the issuer's stock at the
end of the period                                          375           202
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Weighted average shares and common
 equivalent shares outstanding                           4,903         4,644
================================================================================
Net income per share                                    $ 0.32        $ 0.18
================================================================================

**   (Per share figures and shares outstanding have been restated for all dividends declared.)